UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2006

Gensym Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2796	04-2932756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Second Avenue Burlington, MA	01803-4411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 265-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As discussed below in Item 5.02, on August 3, 2006, Robert B. Ashton, a member of the Board of Directors of Gensym Corporation, assumed the positions of interim President and Chief Executive Officer of Gensym. Also on August 3, 2006, Gensym entered into an employment letter agreement with Mr. Ashton defining the terms of his at-will employment with Gensym as interim President and Chief Executive Officer. Under the terms of the employment letter agreement, Mr. Ashton will receive a salary of $1,250 for each day during which Mr. Ashton provides service to Gensym in his capacity as interim President and Chief Executive Officer (which is based on an annualized salary of $287,500). Mr. Ashton’s employment letter agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.

Item 1.02 Termination of a Material Definitive Agreement

As discussed below in Item 5.02, on August 2, 2006, Lowell B. Hawkinson resigned as Chairman of the Board of Directors, President and Chief Executive Officer of Gensym. The resignation has the effect of terminating Mr. Hawkinson’s employment letter agreement with Gensym and Mr. Hawkinson’s non-statutory stock option agreement, both dated January 25, 2006.

The material terms of Mr. Hawkinson’s employment agreement and stock option agreement are described in Gensym’s Current Report on Form 8-K filed on January 31, 2006, which descriptions are incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 2, 2006, Lowell B. Hawkinson resigned as Chairman, President and Chief Executive Officer and as a member of its Board of Directors. Mr. Hawkinson has served as President and Chief Executive Officer since January 2006 and has served as Chairman since August 2001. Previously, Mr. Hawkinson served as Chief Technology Officer from August 2004 to January 2006 and President and Chief Executive Officer from August 2001 to August 2004, and he also served as Chairman, Chief Executive Officer, Treasurer and Secretary of Gensym from September 1986 to October 1999. There are no disagreements between Mr. Hawkinson and Gensym on any matters relating to Gensym’s operations, policies or practices. Mr. Hawkinson was not a member of any committee of Gensym’s Board of Directors.

On August 3, 2006, Gensym’s Board of Directors appointed Robert B. Ashton, who has been a member of Gensym’s Board of Directors since October 2005, as interim President and Chief Executive Officer. Mr. Ashton will also continue to serve as a member of the Board of Directors. Mr. Ashton, age 47, is a private investor in private and public technology companies. Prior to 1995, Mr. Ashton founded two database utility companies, Bridge Technology, which was sold to Peregrine Systems, and DB view, which was sold to VM Software. Mr. Ashton is currently a director of segNET Technologies, Inc., a private company that provides advanced digital communications systems.

Also on August 3, 2006, Gensym’s Board of Directors appointed David A. Smith, who has been a member of Gensym’s Board of Directors since August 2004, as Chairman of the Board of Directors. Mr. Smith has served as chairman and chief technology officer of Qwaq, Inc., a real-time broadband communication infrastructure company, since November 2005. He has also served as chief technology officer of 3Dsolve Inc., a simulation learning company, since July 2001 and has served as a consultant and chief architect for Croquet, an open source operating system, since August 2001. From January 1999 to July 2001, Mr.Smith was the chief executive officer of Timeline Computer Entertainment, an entertainment software company. In 1998 he co-founded and was director of Red Storm Entertainment, an entertainment software company. Mr. Smith was founder of Virtus Corporation, a 3D modeling and visualization software company, and served as its chief executive officer and chief technology officer from January 1990 to January 1999.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

A copy of the press release issued by Gensym Corporation on August 3, 2006 is attached as Exhibit 99.1 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENSYM CORPORATION

Date: August 8, 2006	By:	/S/ STEPHEN D. ALLISON
Name: Stephen D. Allison Title: Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Offer Letter, dated August 3, 2006, between Gensym Corporation and Robert Ashton

99.1	Press Release issued by Gensym Corporation on August 3, 2006